UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2018

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37392	46-3837784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

700 N. Brand Blvd., Suite 1400, Glendale, CA 91203

(Address of principal executive offices) (zip code)

(818) 396-8050

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 16, 2018, Apollo Medical Holdings, Inc. (the “Company”) entered into a Sixth Amendment (the “Amendment”) with NNA of Nevada, Inc. (“NNA”), an affiliate of Fresenius Medical Care North America. The Amendment amended the Registration Rights Agreement, dated as of March 28, 2014, between the Company and NNA, as amended by the First Amendment and Acknowledgement, dated as of February 6, 2015, the Amendment To First Amendment and Acknowledgement, dated as of May 13, 2015, the Amendment To First Amendment and Acknowledgement, dated as of July 7, 2015, the Second Amendment and Conversion Agreement, dated as of November 17, 2015, the Third Amendment, dated as of June 28, 2016, the Fourth Amendment, dated as of April 26, 2017, and the Fifth Amendment, dated as of July 26, 2017 (as amended, the “Registration Rights Agreement”).

The Amendment amended the Registration Rights Agreement to extend the deadline for the Company to file a resale registration statement covering NNA’s registrable securities to November 30, 2018, and also to extend the date by which the Company is required to use its commercially reasonable best efforts to cause such registration statement to be declared effective to May 31, 2019 (or, if earlier, the fifth (5th) trading day after the date on which the Securities and Exchange Commission notifies the Company that such registration statement will not be “reviewed” or will not be subject to further review).

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the Amendment.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Sixth Amendment, between Apollo Medical Holdings, Inc. and NNA of Nevada, Inc., dated as of March 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: March 19, 2018	By:	/s/ Warren Hosseinion, M.D.
	Name: Title:	Warren Hosseinion, M.D. Co-Chief Executive Officer